EXHIBIT 99 - PRESS RELEASE

                   NTL COMPLETES ITS ACQUISITION OF CWC CONSUMERCO

                                                               May 30, 2000


CABLE AND WIRELESS PLC ("CABLE & WIRELESS"), NTL INCORPORATED ("NTL")
(NASDAQ AND EASDAQ: NTLI) AND CABLE & WIRELESS COMMUNICATIONS LIMITED ("CWC")
      JOINT ANNOUNCEMENT RELATING TO THE ACQUISITION OF CWC DATACO BY
       CABLE & WIRELESS AND THE ACQUISITION OF CWC CONSUMERCO BY NTL
                            (THE "TRANSACTION")


                           TRANSACTION COMPLETES

The parties are delighted to announce that the Transaction has completed today.

Barclay Knapp, President and Chief Executive of NTL said:

"This is a great day for NTL. We have eagerly awaited the completion of our acquisition of CWC ConsumerCo, which establishes NTL as the leading broadband communications company in the UK. We are dedicated to bringing the benefits of NTL's industry-leading services to our customers - both within and outside our franchise areas and we are working with CWC ConsumerCo's management and staff to implement our integration plans to achieve that aim."

Graham Wallace, Chief Executive of Cable & Wireless said:

"I am delighted that the Transaction with NTL has been completed and the restructuring of CWC is now a reality. The inclusion of CWC's business operations as part of Cable & Wireless Global is crucial to our strategic focus as a group and will enable us to serve the key business markets of the US, UK, Europe and Japan on an integrated global basis."

At completion Cable & Wireless issued 327,471,046 new Cable & Wireless shares which will be admitted to trading on the London Stock Exchange tomorrow, May 31, 2000. In addition application has been made to list a further 7,246,377 Cable & Wireless shares which have been allotted to NTL (which NTL has already placed in the market) in satisfaction of certain obligations arising under the Transaction Agreement. The shares allotted to NTL are expected to be admitted to trading on the London Stock Exchange on June 2, 2000.

NTL also completed the sale of $4.5 billion ((UK Pound 2.8 billion) of NTL common stock and preferred stock to France Telecom. NTL will use the proceeds from the France Telecom investment to fund the cash portion of the payments to CWC shareholders.

In connection with the Transaction, NTL has entered into two bank credit facilities with Chase Manhattan Bank and Morgan Stanley Senior Funding, Inc. to refinance indebtedness and for working capital purposes.

The accounts of shareholders who held CWC shares in CREST will be credited tomorrow, May 31, 2000, with their cash consideration and Cable & Wireless shares. For those shareholders who held CWC shares in certificated form, cheques for their cash consideration and Cable & Wireless share certificates will be despatched by June 13, 2000.

NTL stock certificates will be despatched to all shareholders by June 13, 2000. NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, JAPAN OR AUSTRALIA. THE TRANSACTION REFERRED TO IN THIS PRESS RELEASE IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE US SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION.

For information, please contact:
NTL (U.S.)
John F. Gregg, Chief Financial Officer
Richard J. Lubasch, Executive Vice President - General Counsel
Bret Richter, Vice President - Corporate Finance and Development
Erik Tamm, Investor Relations
Tel: (212) 906-8440
Or e-mail: investor-relations@ntli.com

NTL (UK)
Alison Kirkwood, Group Public Relations, Tel: +44 1256 752 662
Edward Bickham, Tel: +44 20 7413 3050
Dominic Shales, Tel: +44 20 7413 3142
Cable & Wireless
Chris Tyler, Investor Relations, Tel: +44 20 7315 4460
Peter Eustace, Media, Tel: +44 20 7315 4495
Susan Cottam, Media, Tel: +44 20 7315 4410
Penny Berger, Tel: +44 20 7315 6225

CWC
Samantha Ashworth, Investor Relations, Tel: +44 20 7674 5303
Roy Payne, Media, Tel: +44 20 7674 5387
Caroline Keppel-Palmer, Media, Tel: +44 20 7674 5416
Greenhill & Co. (advisers to Cable & Wireless)
James Lupton or David Wyles, Tel: +44 20 7440 0400
Morgan Stanley Dean Witter (advisers to NTL)
Paulo Pereira or John Krumins, Tel: +44 20 7425 5000
Merrill Lynch (advisers to CWC)
Bob Wigley, Richard Snow or Gary Narunsky, Tel:+44 20 7628 1000

CSFB
(advisers to the independent directors of CWC (being Sir Bryan Carsberg, JMJ Keenan, Valerie F Gooding, JF Killian and FV Salerno) in respect of the Cable & Wireless Acquisition and advisers to the directors of CWC in respect of the NTL Acquisition) Michael Harrison or Ian Brown, Tel: +44 20 7888 8888 Greenhill & Co. International Limited ("Greenhill & Co."), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to Cable & Wireless in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than Cable & Wireless for providing the protections afforded to customers of Greenhill & Co. or for providing advice in relation to the Transaction. Morgan Stanley & Co. Limited ("Morgan Stanley Dean Witter"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to NTL in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than NTL for providing the protections afforded to customers of Morgan Stanley Dean Witter or for providing advice in relation to the Transaction. Merrill Lynch International ("Merrill Lynch"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to CWC in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than CWC for providing the protections afforded to customers of Merrill Lynch or for providing advice in relation to the Transaction. Credit Suisse First Boston (Europe) Limited ("CSFB"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to the independent directors of CWC in relation to the Cable & Wireless Acquisition and directors of CWC in relation to the NTL Acquisition and to no one else and will not regard any other person as its customer or be responsible to any one other than the independent directors of CWC and the directors of CWC for providing the protections afforded to customers of CSFB or for providing advice in relation to the Transaction.